Exhibit 99.1
Contact:
Jeff Misakian, Valeant Pharmaceuticals
714-545-0100 ext. 3309
VALEANT PHARMACEUTICALS REPORTS
SECOND QUARTER 2005 RESULTS
— Revenues Increase 20 Percent; Product Sales Advance 22 Percent —
     COSTA MESA, Calif., August 4, 2005 – Valeant Pharmaceuticals International (NYSE: VRX) today announced results for the second quarter of 2005 that reflect higher product sales and increased operating profit driven by strong marketing efforts and continued focus on operating expenses.
Second Quarter 2005 vs. Second Quarter 2004 Highlights:
•	Revenues increased 20 percent to $205.0 million compared to $170.4 million.

•	Product sales increased 22 percent to $180.8 million compared to $147.7 million.

•	Ribavirin royalties increased 6 percent to $24.2 million compared to $22.7 million.

•	Net loss was $0.5 million, or $0.01 per diluted share, compared to a net loss of $41.3 million, or $0.49 per diluted share.

•	Adjusting for certain non-GAAP items, adjusted income from continuing operations was $7.6 million, or $0.08 per diluted share, compared to $2.0 million, or $0.02 per diluted share.
     A reconciliation of GAAP to non-GAAP results is provided in Tables 2-4.
     “Our specialty pharmaceuticals business continues to deliver excellent results and reflects the success of our strategic initiatives,” said Timothy C. Tyson, Valeant’s president and chief executive officer. “Our plan to grow the top line is clearly working. We have rapidly integrated newly acquired products to quickly deliver top line results and continued to focus on our global brands and important regional products with strong marketing and medical support. Our success in growing the North America business has been accelerated with products acquired from Xcel. We are making great progress in achieving our financial metrics; operating income from the specialty pharmaceuticals business is up 63 percent in the quarter. In addition to our excellent results in the base business, our research and development pipeline is advancing rapidly. We now have four important products in late-stage development. We recently announced the start of Viramidine® trials in Japan, exciting 24-week interim results for pradefovir and the initiation of Phase 3 trials for retigabine, while we also await approval for Zelapar™ from the U.S. Food and Drug Administration.”

Revenues:
     Growth in product sales in the 2005 second quarter was led by a combination of products that were acquired in the acquisition of Xcel Pharmaceuticals in the 2005 first quarter, continued global brand growth and strong sales of important regional products. Sales of promoted products in North America, where the company has focused specific growth initiatives, were particularly strong. Global brand growth of 25 percent was led by increased sales of Efudex® and Kinerase®.
     The impact of foreign currency translation increased product sales by $8.0 million in the 2005 second quarter, while the net impact to operating income was $2.4 million in the same period.
     The increase in ribavirin royalty revenues was primarily due to increased sales of Rebetol in Japan, offset by declining sales in the United States due to generic competition.
Regional Sales Performance:
     North America product sales increased 71 percent in the 2005 second quarter to $60.4 million compared to $35.3 million in the same period last year. The increase in North America was primarily driven by sales of acquired products and continued strong growth of promoted brands, including Efudex, Kinerase and Cesamet™, moderated by a decline in sales of other products. Sales of products acquired in the Xcel transaction totaled $24.3 million in the 2005 second quarter, 54 percent higher than the $15.8 million in sales recorded by Xcel in the 2004 second quarter. The rapid integration of the Xcel sales force and new sales training has resulted in increased demand, corresponding acceleration of Diastat® sales, which were $14.3 million in the second quarter of 2005, and the successful launch of the improved Migranal® nasal spray.
     European product sales increased 3 percent in the 2005 second quarter to $61.8 million, compared to $60.1 million in the same period last year. The European region benefited from the impact of foreign currency translation of $4.6 million. A number of products in Europe, including Mestinon, Bisocard and Dermatix™ performed well; however, the challenging environment in Europe continues to be very difficult and performance in the quarter was impacted by government-imposed price reductions in many countries.
     Sales in Latin America increased 13 percent to $41.4 million in the 2005 second quarter, compared to $36.5 million in the same period last year. The increase was primarily due to a 97 percent increase in sales of Bedoyecta™ in the quarter as a result of increased promotional activities and strong consumer demand. The Latin America region also benefited from the impact of foreign currency translation of $2.1 million.
     Sales in the Asia, Australia and Africa (AAA) region increased 9 percent in the 2005 second quarter to $17.3 million, compared to $15.8 million in the same period last year, primarily due to increased sales of Nyal™ in Australia.
Financial Metrics:
     The company’s gross margin increased for the 2005 second quarter to 71 percent, compared to 69 percent in the same period last year. The improved gross margin primarily reflects increased sales in North America and a favorable mix of higher margin products.

     Selling expenses as a percent of sales were 34 percent for the 2005 second quarter, the same rate experienced in the 2004 second quarter, adjusted for non-GAAP items. General and administrative expenses were 14 percent of sales for the 2005 second quarter, compared to 16 percent, adjusted for non-GAAP items, in the same period last year.
     Research and development expenses were 15 percent of sales for the 2005 second quarter, compared to 14 percent in the same period last year. The increase reflects investments in the company’s late-stage pipeline for the continued development of Viramidine® and pradefovir, and early expenses associated with the start of Phase 3 clinical trials for retigabine.
Balance Sheet Information:
     Cash and marketable securities at June 30, 2005 totaled $357 million, compared to $462 million at December 31, 2004. The reduction of cash was primarily due to the acquisition of Xcel Pharmaceuticals.
Conference Call Information:
     Valeant will host a conference call today at 10:00 a.m. EDT (7:00 a.m. PDT) to discuss its 2005 second quarter results. The dial-in number to participate on this call is (877) 295-5743, confirmation code 7748675. International callers should dial (706) 679-0845, confirmation code 7748675. The company will also webcast the conference call live over the Internet. The webcast may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE: VRX) is a global, publicly traded, research-based specialty pharmaceutical company that discovers, develops, manufactures and markets pharmaceutical products primarily in the areas of neurology, infectious disease and dermatology. More information about Valeant can be found at www.valeant.com.
     Viramidine, Diastat, Efudex, Kinerase, Bedoyecta, Cesamet and Nyal are trademarks or registered trademarks of Valeant Pharmaceuticals International or its related companies. All other trademarks are the trademarks or the registered trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS:
     This press release contains forward-looking statements that are based on management’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to projections of future sales, returns on invested assets and clinical development, regulatory approval processes, marketplace acceptance of the company’s products, success of the company’s strategic repositioning initiatives and the ability of management to execute them, cost-cutting measures, success of the company’s strategic plan and the ability to achieve financial targets and cost reduction goals, general economic factors and business and capital market conditions, general industry trends, changes in tax law requirements and government regulation, adverse events that would require clinical trials to be prematurely terminated, clinical results that indicate continuing clinical and commercial pursuit of product candidates is not advisable, and the fact that Phase 2 clinical trial results are not always indicative of those seen in Phase 3 clinical trials, and other risks detailed from time to time in Valeant’s SEC filings. Valeant wishes to caution the reader that these factors, as well as other factors described in Valeant’s SEC filings, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements.
Financial Tables Follow
###

Table 1
Valeant Pharmaceuticals International
Consolidated Condensed Statement of Income
For the three and six months ended June 30, 2005 and 2004

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share data)	2005	2004	% Change	2005	2004	% Change
Product sales	$180,828	$147,634	22%	$342,631	$279,959	22%
Ribavirin royalties	24,206	22,734	6%	43,541	48,111	-9%

Total revenues	205,034	170,368	20%	386,172	328,070	18%

Cost of goods sold	52,940	45,938	15%	101,661	92,650	10%
Selling expenses	61,454	53,575	15%	114,269	101,317	13%
General and administrative expenses	25,985	24,849	5%	50,562	48,724	4%
Research and development costs	27,559	20,921	32%	53,283	39,384	35%
Acquired in-process research and development (a)	—	384	—	126,399	11,770	974%
Restructuring charges (b)	(1,324)	20,185	—	371	20,185	-98%
Amortization expense	17,211	14,133	22%	31,179	27,420	14%
	183,825	179,985	2%	477,724	341,450	40%

Income (loss) from operations	21,209	(9,617)		(91,552)	(13,380)

Interest, net	(6,944)	(11,174)		(13,610)	(23,073)
Loss on early extinguishment of debt	—	(5,898)		—	(5,898)
Other expense, net including translation and exchange	(2,631)	(632)		(4,422)	(1,678)

Income (loss) from continuing operations before provision for income taxes and minority interest	11,634	(27,321)		(109,584)	(44,029)

Provision for income taxes	10,059	(99)		26,426	(6,281)
Minority interest	134	103		305	89

Income (loss) from continuing operations	1,441	(27,325)		(136,315)	(37,837)

Loss from discontinued operations, net	(1,988)	(13,966)		(3,491)	(17,027)

Net loss	$(547)	$(41,291)		$(139,806)	$(54,864)

Basic earnings per common share
Income (loss) from continuing operations	$0.02	$(0.32)		$(1.50)	$(0.45)
Discontinued operations, net	(0.03)	(0.17)		(0.04)	(0.21)

Net loss	$(0.01)	$(0.49)		$(1.54)	$(0.66)

Shares used in per share computation	92,568	83,880		90,712	83,663

Diluted earnings per common share
Income (loss) from continuing operations	$0.02	$(0.32)		$(1.50)	$(0.45)
Discontinued operations, net	(0.03)	(0.17)		(0.04)	(0.21)

Net loss	$(0.01)	$(0.49)		$(1.54)	$(0.66)

Shares used in per share computation	95,591	83,880		90,712	83,663

(a)	Expense associated with the write-off of acquired in-process research and development (“IPR&D”) related to the Xcel Pharmaceuticals, Inc. acquisition in 2005 and the Amarin acquisition in 2004.

(b)	Restructuring charges related to our manufacturing rationalization plan. In the second quarter of 2005, we sold two manufacturing sites and recorded a net gain on the sale of these sites.

Table 2
Valeant Pharmaceuticals International
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	June 30, 2005
		Non-GAAP
	GAAP	Adjustments		Adjusted
(In thousands, except per share data)
Product sales	$180,828	$—		$180,828
Ribavirin royalties	24,206	—		24,206

Total revenues	205,034	—		205,034

Cost of goods sold	52,940	—		52,940
Selling expenses	61,454	—		61,454
General and administrative expenses	25,985	—		25,985
Research and development costs	27,559	—		27,559
Restructuring charges	(1,324)	1,324	(a)	—
Amortization expense	17,211	(1,532	)(b)	15,679

	183,825	(208)		183,617

Income from operations	21,209	208		21,417

Interest, net	(6,944)	—		(6,944)
Other expense, net including translation and exchange	(2,631)	—		(2,631)

Income from continuing operations before provision for income taxes and minority interest	11,634	208		11,842

Provision for income taxes	10,059	(5,914	)(c)	4,145
Minority interest	134	—		134

Income from continuing operations	1,441	6,122		7,563

Loss from discontinued operations, net	(1,988)	—		(1,988)

Net income (loss)	$(547)	$6,122		$5,575

Basic earnings per common share
Income from continuing operations	$0.02			$0.08
Discontinued operations, net	(0.03)			(0.02)

Net income (loss)	$(0.01)			$0.06

Shares used in per share computation	92,568			92,568

Diluted earnings per common share
Income from continuing operations	$0.02			$0.08
Discontinued operations, net	(0.03)			(0.02)

Net income (loss)	$(0.01)			$0.06

Shares used in per share computation	95,591			95,591

(a)	Net gain on sale of two manufacturing sites.

(b)	Impairment charges on products sold in Spain and North America.

(c)	The tax adjustment of $5.9 million includes $6.8 million attributable to tax benefits from U.S. net operating losses (“NOL”) not recognized for GAAP purposes partially offset by the reversal of foreign tax valuation allowances and the net tax benefit of the non-GAAP adjustments.
We use certain non-GAAP financial measures, including adjusted net income (loss) from continuing operations and adjusted earnings per share, both of which exclude acquired IPR&D, sales force reduction costs, restructuring costs, impairment charges and various tax issues. We exclude these items in assessing our financial performance, primarily due to their non-operational nature or because they are outside of our normal operations. The non-GAAP financial measures should not be considered as an alternative to, or more meaningful than the GAAP financial measures.

Table 2.1
Valeant Pharmaceuticals International
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	June 30, 2004
		Non-GAAP
	GAAP	Adjustments		Adjusted
(In thousands, except per share data)
Product sales	147,634	$—		$147,634
Ribavirin royalties	22,734	—		22,734

Total revenues	170,368	—		170,368

Cost of goods sold	45,938	—		45,938
Selling expenses	53,575	(3,351	)(a)	50,224
General and administrative expenses	24,849	(1,159	)(a)	23,690
Research and development costs	20,921	—		20,921
Acquired in-process research and development	384	(384	)(b)	—
Restructuring charges	20,185	(20,185	)(c)	—
Amortization expense	14,133	—		14,133

	179,985	(25,079)		154,906

Income (loss) from operations	(9,617)	25,079		15,462

Interest, net	(11,174)	—		(11,174)
Other expense, net including translation and exchange	(6,530)	5,898	(d)	(632)

Income (loss) from continuing operations before provision for income taxes and minority interest	(27,321)	30,977		3,656

Provision for income taxes	(99)	1,635	(e)	1,536
Minority interest	103	—		103

Income (loss) from continuing operations	(27,325)	29,342		2,017

Loss from discontinued operations, net	(13,966)	10,080	(f)	(3,886)

Net loss	$(41,291)	$39,422		$(1,869)

Basic earnings per common share
Income (loss) from continuing operations	$(0.32)			$0.02
Discontinued operations, net	(0.17)			(0.04)

Net loss	$(0.49)			$(0.02)

Shares used in per share computation	83,880			83,880

Diluted earnings per common share
Income (loss) from continuing operations	$(0.32)			$0.02
Discontinued operations, net	(0.17)			(0.04)

Net loss	$(0.49)			$(0.02)

Shares used in per share computation	83,880			86,435 (g)

(a)	Sales force reduction costs.

(b)	In-process research and development charge related to the acquisition of Amarin.

(c)	Restructuring charges were primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges.

(d)	Loss on early extinguishment of debt.

(e)	Tax effect for non-GAAP adjustments.

(f)	Environmental reserve, net of tax.

(g)	Shares used in adjusted diluted EPS includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Table 3
Valeant Pharmaceuticals International
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Six Months Ended
	June 30, 2005
		Non-GAAP
	GAAP	Adjustments		Adjusted
In thousands, except per share data
Product sales	$342,631	$—		$342,631
Ribavirin royalties	43,541	—		43,541

Total revenues	386,172	—		386,172

Cost of goods sold	101,661	—		101,661
Selling expenses	114,269	—		114,269
General and administrative expenses	50,562	—		50,562
Research and development costs	53,283	—		53,283
Acquired in-process research and development	126,399	(126,399	)(a)	—
Restructuring charges	371	(371	)(b)	—
Amortization expense	31,179	(1,532	)(c)	29,647

	477,724	(128,302)		349,422

Income (loss) from operations	(91,552)	128,302		36,750

Interest, net	(13,610)	—		(13,610)
Other income (expense), net including translation and exchange	(4,422)	—		(4,422)

Income (loss) from continuing operations before provision for income taxes and minority interest	(109,584)	128,302		18,718

Provision for income taxes	26,426	(19,875	)(d)	6,551
Minority interest	305	—		305

Income (loss) from continuing operations	(136,315)	148,177		11,862

Income (loss) from discontinued operations, net	(3,491)	—		(3,491)

Net income (loss)	$(139,806)	$148,177		$8,371

Basic earnings per common share
Income (loss) from continuing operations	$(1.50)			$0.13
Discontinued operations, net	(0.04)			(0.04)

Net income (loss)	$(1.54)			$0.09

Shares used in per share computation	90,712			90,712

Diluted earnings per common share
Income (loss) from continuing operations	$(1.50)			$0.13
Discontinued operations, net	(0.04)			(0.04)

Net income (loss)	$(1.54)			$0.09

Shares used in per share computation	90,712			94,213 (e)

(a)	Expense associated with the write-off of acquired IPR&D related to the Xcel Pharmaceuticals acquisition.

(b)	Impairment charge on our manufacturing site in China and net gain on sale of three manufacturing sites.

(c)	Impairment charges on products sold in Spain and North America.

(d)	The acquired IPR&D charge and the restructuring charge are not deductible for income tax purposes. The tax adjustment of $19.9 million includes $21.7 million relating to our estimate of expenses associated with various tax issues raised by the Internal Revenue Service and $10.2 million attributable to U.S. NOLs not recognized for GAAP purposes partially offset by the reversal of foreign tax valuation allowances.

(e)	Shares used in adjusted diluted earnings per share (“EPS”) includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Table 3.1
Valeant Pharmaceuticals International
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Six Months Ended
	June 30, 2004
		Non-GAAP
	GAAP	Adjustments		Adjusted
In thousands, except per share data
Product sales	$279,959	$—		$279,959
Ribavirin royalties	48,111	—		48,111

Total revenues	328,070	—		328,070

Cost of goods sold	92,650	—		92,650
Selling expenses	101,317	(3,351	)(a)	97,966
General and administrative expenses	48,724	(1,159	)(a)	47,565
Research and development costs	39,384	—		39,384
Acquired in-process research and development	11,770	(11,770	)(b)	—
Restructuring charges	20,185	(20,185	)(c)	—
Amortization expense	27,420	—		27,420

	341,450	(36,465)		304,985

Income (loss) from operations	(13,380)	36,465		23,085

Interest, net	(23,073)	—		(23,073)
Other income (expense), net including translation and exchange	(7,576)	5,898	(d)	(1,678)

Loss from continuing operations before provision for income taxes and minority interest	(44,029)	42,363		(1,666)

Provision for income taxes	(6,281)	5,848	(e)	(433)
Minority interest	89	—		89

Loss from continuing operations	(37,837)	36,515		(1,322)

Loss from discontinued operations, net	(17,027)	10,080	(f)	(6,947)

Net loss	$(54,864)	$46,595		$(8,269)

Basic earnings per common share
Loss from continuing operations	$(0.45)			$(0.02)
Discontinued operations, net	(0.21)			(0.08)

Net loss	$(0.66)			$(0.10)

Shares used in per share computation	83,663			83,663

Diluted earnings per common share
Loss from continuing operations	$(0.45)			$(0.02)
Discontinued operations, net	(0.21)			(0.08)

Net loss	$(0.66)			$(0.10)

Shares used in per share computation	83,663			83,663

(a)	Sales force reduction costs.

(b)	In-process research and development charge related to the acquisition of Amarin.

(c)	Restructuring charges were primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges.

(d)	Loss on early extinguishment of debt.

(e)	Tax effect for non-GAAP adjustments.

(f)	Environmental reserve, net of tax.
See non-GAAP financial measure disclosure on Table 2.

Table 4
Valeant Pharmaceuticals International
GAAP reconciliation of basic and diluted earnings per share
For the three and six months ended June 30, 2005 and 2004

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2005	2004	2005	2004
Income (loss) from continuing operations	$1,441	$(27,325)	$(136,315)	$(37,837)

Non-GAAP pre-tax adjustments:
Acquired IPR&D	—	384	126,399	11,770
Sales force reduction costs	—	4,510	—	4,510
Product impairment charges	1,532	—	1,532	—
Restructuring charges	(1,324)	20,185	371	20,185
Loss on early extinguishment of debt	—	5,898	—	5,898
Tax effect on the above charges and tax settlements	5,914	(1,635)	19,875	(5,848)

Adjusted income (loss) from continuing operations before the above charges	$7,563	$2,017	$11,862	$(1,322)

Adjusted basic EPS from continuing operations	$0.08	$0.02	$0.13	$(0.02)

Adjusted diluted EPS from continuing operations	$0.08	$0.02	$0.13	$(0.02)

Shares used in basic per share calculation	92,568	83,880	90,712	83,663

Shares used in diluted per share calculation	95,591	86,435	94,213	83,663

Reconciliation of consolidated operating income to non-GAAP adjusted earnings before interest, taxes, depreciation and amortization
(“EBITDA”)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2005	2004	% Change	2005	2004	% Change
Consolidated operating income (loss) (GAAP)	$21,209	$(9,617)	—	$(91,552)	$(13,380)	—
Depreciation and amortization	24,460	20,212	21%	45,498	41,869	9%

EBITDA (non-GAAP) (a)	45,669	10,595	331%	(46,054)	28,489	—
Non-GAAP adjustments (b)	(1,324)	25,079		126,770	36,465

Adjusted EBITDA (non-GAAP) (a)	$44,345	$35,674	24%	$80,716	$64,954	24%

(a)	We believe that EBITDA is a meaningful non-GAAP financial measure as an earnings-derived indicator that approximates cashflow. We calculate EBITDA by adding depreciation and amortization back to consolidated operating income. Adjusted EBITDA excludes the additional costs set forth in note (b) below. Adjusted EBITDA, as defined and presented by us, may not be comparable to similar measures reported by other companies.

(b)	See tables 2, 2.1, 3 and 3.1 for explanation of non-GAAP adjustments.
See non-GAAP financial measure disclosure in Table 2.

Table 5
Valeant Pharmaceuticals International
Supplemental Sales Information
For the three and six months ended June 30, 2005 and 2004
 (in thousands)

	Three Months Ended		%	Six Months Ended		%
	June 30,		Increase/	June 30,		Increase/
	2005	2004	(Decrease)	2005	2004	(Decrease)
Dermatology
Efudix/Efudex®(G)(T)	$12,231	$6,852	79%	$31,507	$18,774	68%
Kinerase®(G)(T)	5,821	4,161	40%	10,256	8,098	27%
Oxsoralen-Ultra®(G)(T)	4,126	5,224	(21%)	7,094	6,612	7%
Dermatix®(G)	2,566	1,927	33%	4,462	3,304	35%
Other Dermatology	10,162	(a)	—	20,341	(a)	—

Infectious Disease
Virazole®(G)(T)	4,039	3,674	10%	8,234	8,491	(3%)
Other Infectious Disease	4,245	(a)	—	10,098	(a)	—

Neurology
Mestinon®(G)(T)	10,434	10,274	2%	20,294	19,260	5%
Diastat(T) *	14,291	—	—	19,468	—	—
TASMAR®(G)**	1,533	584	163%	2,472	584	323%
Other Neurology	28,196	(a)	—	49,609	(a)	—

Other Therapeutic Classes
Bedoyecta®(T)	10,976	5,579	97%	20,220	11,102	82%
Solcoseryl(T)	3,911	5,159	(24%)	8,105	9,212	(12%)
Nyal(T)	5,366	4,270	26%	7,840	6,514	20%
Vision Care(T)	2,911	2,779	5%	6,746	5,685	19%
Other Pharmaceutical Products	60,020	97,151	(38%)	115,885	182,323	(36%)

Total Product Sales	$180,828	$147,634	22%	$342,631	$279,959	22%

Total Top Ten Product Sales(T)	$74,106	$47,972	54%	$139,764	$93,748	49%

Total Global Brand Product Sales(G)	$40,750	$32,696	25%	$84,319	$65,123	29%

(a)	In 2004, the Company tracked other products, but not by therapeutic classes; therefore, our ability to provide additional data by therapeutic classes is not practicable at this time.

*	Diastat was acquired in March 2005; total sales of products acquired in the Xcel transaction were $24.3 million and $31.6 million for the three and six months ended June 30, 2005, respectively.

**	Tasmar was acquired in April 2004.

Table 6
Valeant Pharmaceuticals International
Consolidated Condensed Statement of Revenue and Operating Income — Regional
For the three and six months ended June 30, 2005 and 2004
 (in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Revenues	2005	2004	% Change	2005	2004	% Change
Pharmaceuticals

North America	60,398	35,258	71%	$109,341	$62,887	74%
Latin America	41,397	36,491	13%	73,457	65,644	12%
Europe	61,753	60,080	3%	127,628	123,199	4%
AAA	17,280	15,805	9%	32,205	28,229	14%

Total pharmaceuticals	180,828	147,634	22%	342,631	279,959	22%

Ribavirin royalty revenues	24,206	22,734	6%	43,541	48,111	-9%

Consolidated revenues	$205,034	$170,368	20%	$386,172	$328,070	18%

Cost of goods sold	$52,940	$45,938	15%	$101,661	$92,650	10%

Gross profit margin on pharmaceutical sales	71%	69%		70%	67%

Operating Income (Loss)

Pharmaceuticals

North America	$16,552	$10,903	52%	$33,246	$17,787	87%
Latin America	13,032	12,891	1%	22,850	18,704	22%
Europe	9,137	2,913	214%	20,871	11,527	81%
AAA	2,129	1,619	32%	2,919	1,496	95%

	40,850	28,326	44%	79,886	49,514	61%

Corporate expenses	(14,344)	(12,059)	19%	(28,711)	(24,652)	16%

Total specialty pharmaceuticals	26,506	16,267	63%	51,175	24,862	106%

Restructuring charges	1,324	(20,185)	—	(371)	(20,185)	—
R&D	(6,621)	(5,315)	25%	(15,957)	(6,287)	154%
Acquired IPR&D	—	(384)	—	(126,399)	(11,770)	—

Total consolidated operating income (loss)	$21,209	$(9,617)		$(91,552)	$(13,380)

	Three Months Ended				Six Months Ended
Gross Profit	June 30, 2005%		June 30, 2004%		June 30, 2005%		June 30, 2004%
Pharmaceuticals

North America	$47,069	78%	$29,301	83%	$87,565	80%	$52,823	84%
Latin America	30,963	75%	27,986	77%	54,555	74%	48,228	73%
Europe	40,690	66%	36,455	61%	82,152	64%	73,202	59%
AAA	9,166	53%	7,954	50%	16,698	52%	13,056	46%

Total pharmaceuticals	$127,888	71%	$101,696	69%	$240,970	70%	$187,309	67%

Table 7
Valeant Pharmaceuticals International
Consolidated Balance Sheet and Other Data
 (in thousands)

	June 30,	December 31,
	2005	2004
Balance Sheet Data

Cash and cash equivalents	$326,155	$222,590
Marketable securities	31,093	238,918

Total cash and marketable securities	$357,248	$461,508

Accounts receivable, net	$171,763	$171,860
Inventory, net	122,673	112,250
Long-term debt	793,047	793,139
Total equity	495,501	476,223

	Six Months Ended
	June 30,	June 30,
	2005	2004
Other Data

Cash flow provided by (used in) continuing operations

Operating activities	$22,405	$24,980
Investing activities	(83,998)	(74,337)
Financing activities	174,125	(104,623)
Effect of exchange rate changes on cash and cash equivalents	(8,967)	(287)

Net increase (decrease) in cash and cash equivalents	103,565	(154,267)
Net increase (decrease) in marketable securities	(207,825)	13,476

Net decrease in cash and marketable securities	$(104,260)	$(140,791)

Table 8
Valeant Pharmaceuticals International
Supplemental Non-GAAP Information on Currency Effect
 (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Consolidated

Product sales	$180,828	$147,634	$342,631	$279,959
Currency effect	(8,030)		(15,334)
Product sales, excluding currency impact	$172,798		$327,297

Operating income (loss)	$21,209	$(9,617)	$(91,552)	$(13,380)
Currency effect	(2,432)		(4,445)
Operating income, excluding currency impact	$18,777		$(95,997)

Geographic Product Sales

North America pharmaceuticals	$60,398	$35,258	$109,341	$62,887
Currency effect	(586)		(1,032)
North America pharmaceuticals, excluding currency impact	$59,812		$108,309

Latin America pharmaceuticals	$41,397	$36,491	$73,457	$65,644
Currency effect	(2,139)		(1,948)
Latin America pharmaceuticals, excluding currency impact	$39,258		$71,509

Europe pharmaceuticals	$61,753	$60,080	$127,628	$123,199
Currency effect	(4,592)		(10,974)
Europe pharmaceuticals, excluding currency impact	$57,161		$116,654

AAA pharmaceuticals	$17,280	$15,805	$32,205	$28,229
Currency effect	(713)		(1,380)
AAA pharmaceuticals, excluding currency impact	$16,567		$30,825
Note: Currency effect is determined by comparing adjusted 2005 reported amounts, calculated using 2004 monthly average exchange rates, to the actual 2004 reported amounts. Constant currency sales is not a GAAP defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.